                                                                   EXHIBIT 10.19

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                        ---------------------------------

                            ASSET TRANSFER AGREEMENT
                        ---------------------------------




                          dated as of November 25, 1998

                                      among

                                  ADAPTEC, INC.

                                       and

                          CHAPARRAL TECHNOLOGIES, INC.












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                            ASSET TRANSFER AGREEMENT

         This ASSET TRANSFER AGREEMENT (this "AGREEMENT") is made and entered into as of November 25, 1998 (the "EFFECTIVE DATE"), by and between Adaptec, Inc., a California corporation ("ADAPTEC") and Chaparral Technologies, Inc., a Delaware corporation ("CHAPARRAL").

                              W I T N E S S E T H:

         WHEREAS, Chaparral desires to enter into licenses to certain intellectual property rights of Adaptec in connection with the design, development and manufacture of Products (as defined below) and commercial exploitation of technology associated with the ESS Business (as defined below); and

         WHEREAS, Adaptec desires to transfer to Chaparral, and Chaparral desires to have transferred from Adaptec, certain assets associated with Adaptec's ESS Business, all upon the terms and subject to the conditions set forth in this Agreement; and

         WHEREAS, in connection with the transfer of assets and licenses described above, Chaparral has made offers of employment to, and hired, employees of Adaptec who have worked in the ESS Business; and

         WHEREAS, in consideration of the transactions described in the foregoing recitals, Chaparral will issue to Adaptec the Series B Stock (as defined below); and

         WHEREAS, the parties desire that Chaparral issue (i) 3,750,000 shares of Chaparral Common Stock and 1,050,000 shares of Chaparral Series A Preferred Stock to certain investors pursuant to the terms of a Contribution Agreement substantially in the form attached hereto as Exhibit A (the "CONTRIBUTION SHARES"), (ii) 10,500,000 shares of Chaparral Series A Preferred Stock to certain investors in exchange for aggregate gross proceeds to Chaparral of $795,000 (the "SERIES A SHARES") and (iii) 9,450,000 shares of Chaparral Common Stock to certain individuals pursuant to the exercise of all outstanding stock options (the "OPTION SHARES") in a manner that will result in each issuance (including the issuance of the Series B Stock to Adaptec) qualifying for tax-free treatment under Section 351 of the Internal Revenue Code (as defined below);

         NOW, THEREFORE, in consideration of the facts stated in the above recitals and of the mutual agreements and covenants hereinafter set forth, and for good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

         SECTION 1.1. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:



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



         "AFFILIATE" or "ASSOCIATE" shall have those meanings ascribed to such terms by Rule 405 promulgated under the 1933 Act.

         "ADAPTEC'S DISCLOSURE LETTER" means Adaptec's Disclosure Letter dated as of the Effective Date which is being delivered to Chaparral concurrently with the execution of this Agreement.

         "ANCILLARY AGREEMENTS" means, collectively, the Bill of Sale, the Investors Rights Agreement, the Occupancy License, the Manufacturing Agreement and Financing Side Letter.

         "BILL OF SALE" means the Bill of Sale substantially in the form of EXHIBIT B.

         "BUSINESS ASSETS" means the Assigned Assets and the Licensed Assets (as each such term is defined below).

         "CHAPARRAL'S DISCLOSURE LETTER" means Chaparral's Disclosure Letter dated as of the Effective Date which is being delivered to Adaptec concurrently with the execution of this Agreement.

         "ENCUMBRANCE" means any pledge, lien, collateral assignment, security interest, mortgage, deed of trust, title retention, conditional sale or other security arrangement, or any charge, adverse claim of title, ownership or use, or any other encumbrance of any kind.

         "ESS BUSINESS" means Adaptec's business of designing, developing, manufacturing, testing, marketing, licensing, selling, distributing, using, modifying, operating, installing, servicing, supporting, maintaining, repairing or otherwise using or commercially exploiting one or more of the Products or the Intellectual Property Rights therein.

         "EXISTING NOTES" means those certain Promissory Notes from Chaparral to Adaptec dated March 16, 1998 (as amended on May 5, 1998) and September 16, 1998 in the aggregate principal amount of $550,000.

         "INTELLECTUAL PROPERTY RIGHTS" means, collectively, as such rights exist as of the Closing Date, all of the worldwide patent rights, copyright rights, maskwork rights and rights of Adaptec in trade secrets, each to the extent and only to the extent such rights pertain to the Products, including those rights existing or acquired by ownership, license (to the extent such can be sublicensed) or other legal operation, whether or not filed, perfected, registered or recorded.

         "INTERNAL REVENUE CODE" means the U.S. Internal Revenue Code of 1986, as amended, and the Treasury regulations (final and temporary) promulgated thereunder and the administrative pronouncements issued by the Internal Revenue Service relating thereto.

         "INVENTORY" shall mean the in-process and finished goods inventory listed on SCHEDULE 1 hereto.




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         "INVESTORS RIGHTS AGREEMENT" means the Investors Rights Agreement substantially in the form attached as EXHIBIT C hereto.

         "LICENSE AGREEMENT" means the License Agreement substantially in the form attached as EXHIBIT D hereto.

         "LICENSED ASSETS" means the physical embodiments of the Intellectual Property Rights.

         "MANUFACTURING AGREEMENT" means the Manufacturing Agreement substantially in the form attached as EXHIBIT E hereto.

         "OCCUPANCY LICENSE" means the Occupancy License substantially in the form attached as EXHIBIT F hereto.

         "PERSON" means any individual, partnership, limited liability company, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

         "PRODUCTS" means the current products and products under development of Adaptec utilized in the ESS Business described in SCHEDULE 2 hereto, whether or not ever commercially offered.

         "TANGIBLE ASSETS" means, the tangible personal property assets listed on SCHEDULE 1 hereto.

         "TAX" or "TAXES" means all taxes or similar governmental charge or levy of any kind whatsoever (whether payable directly or by withholding), including without limitation, income taxes, gross receipts taxes, franchise taxes, transfer taxes or fees, stamp taxes, sales taxes, use taxes, excise taxes, ad valorem taxes, value added taxes, documentary taxes, intangible personal property taxes, withholding taxes, real or personal property taxes, employee withholding taxes, worker's compensation, payroll taxes, unemployment insurance, social security, minimum taxes or windfall profits taxes, together with any related liabilities, penalties, fines, additions to tax or interest, imposed by any governmental agency.

         "1933 ACT" means the Securities Act of 1933, as amended.

                                   ARTICLE II

                    TRANSFER OF ASSETS; LIABILITIES; CLOSING

         SECTION 2.1. Assets to Be Transferred.

         (a) Assigned Assets. Subject to the terms and conditions of this Agreement, on the Closing Date Adaptec shall assign, transfer, convey and deliver to Chaparral (or cause to be assigned, transferred, conveyed and delivered to Chaparral) and Chaparral shall have received from Adaptec,



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

free and clear of any and all Encumbrances whatsoever, all right, title and interest in and to all of the following (collectively, the "ASSIGNED ASSETS"):

                  (i)      the Tangible Assets and Inventory;

                  (ii) the right to enforce confidentiality, non-disclosure, employee invention assignment and other proprietary rights agreements between Adaptec and New Hires (as defined in Section 6.1(a) below) with respect to the ESS Business; and

                  (iii) true, accurate and complete copies of Adaptec's marketing and sales information, pricing, marketing plans, business plans, financial and business projections and other files and records pertaining specifically to the ESS Business, but excluding any personnel files of any past or present employee of Adaptec (collectively, the "BUSINESS RECORDS").

         (b) Licensed Assets. The parties acknowledge that certain assets related to the ESS Business also are essential to other businesses conducted by Adaptec. Accordingly, with respect to the Licensed Assets Adaptec shall provide Chaparral licenses on the terms and conditions of the License Agreement.

         SECTION 2.2. Liabilities. Adaptec shall retain, and shall be solely responsible and liable for paying, performing and discharging when due, all liabilities related to the ESS Business.

         SECTION 2.3. Issuance of Preferred Shares. On the Closing Date, Chaparral shall issue to Adaptec 5,540,200 shares of Chaparral's Series B Preferred Stock, $0.001 par value per share (the "SERIES B STOCK") having the rights, preferences, privileges and restrictions set forth in the Restated Certificate of Incorporation of Chaparral attached to this Agreement as EXHIBIT G (the "RESTATED CERTIFICATE"). The shares of Series B Stock issued pursuant to this Agreement will be collectively hereinafter referred to as the "PREFERRED SHARES" and the shares of Common Stock issuable upon conversion of the Preferred Shares will be collectively hereinafter referred to as the "CONVERSION SHARES".

         SECTION 2.4. Closing. Subject to the terms and conditions of this Agreement, the license, assignment and transfer of the Business Assets, the cancellation of the Existing Notes and any accrued interest and the issuance of the Preferred Shares contemplated hereby shall take place at a closing at the offices of Fenwick & West LLP, Two Palo Alto Square, Palo Alto, California (the "CLOSING") at 10:00 a.m., local time, on the second business day after the satisfaction or waiver of the conditions to Closing set forth in Article VIII or at such other time or on such other date or at such other place as Adaptec and Chaparral may mutually agree in writing (the day on which the Closing takes place being the "CLOSING DATE").




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                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF ADAPTEC

         Adaptec hereby represents and warrants to Chaparral that, except as expressly set forth in Adaptec's Disclosure Letter, all of the following statements, representations and warranties are true and correct:

         SECTION 3.1. Organization and Good Standing of Adaptec. Adaptec is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is in good standing in each jurisdiction in which Business Assets are located. Adaptec has all requisite corporate power and authority to carry on the ESS Business as now conducted and to enter into this Agreement, the Ancillary Agreements and The Adaptec Closing Documents and the transactions contemplated hereby and thereby.

         SECTION 3.2. Authorization and Validity. All corporate action on the part of Adaptec necessary for the authorization, execution and delivery of this Agreement, the Ancillary Agreements and the Adaptec Closing Documents, the performance of all obligations of Adaptec hereunder and thereunder, has been taken or will be taken prior to the Closing. This Agreement has been, and at the Closing the other Ancillary Agreements and the Adaptec Closing Documents will be, duly executed and delivered by Adaptec. This Agreement constitutes, and, upon Adaptec's execution of each of the other Ancillary Agreements and the Adaptec Closing Documents, each of the other Ancillary Agreements and each of the Adaptec Closing Documents will constitute, a legal, valid and binding obligation of Adaptec enforceable against Adaptec in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally; and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. The execution, delivery and performance by Adaptec of this Agreement and each of the Ancillary Agreements have been duly and validly approved and authorized by Adaptec's Board of Directors.

         SECTION 3.3. No Conflict. The execution, delivery and performance of this Agreement, the Ancillary Agreements and the Adaptec Closing Documents by Adaptec and the consummation of the transactions contemplated hereby do not and will not (a) result in a violation or default in any material respect of any provision of Adaptec's charter documents or any judgment, order, writ or decree applicable to Adaptec or to any of the Business Assets or (b) result in the creation of any material Encumbrance on any of the Business Assets.

         SECTION 3.4. Consents. No consent, approval, order or authorization of or registration, qualification, designation, declaration or filing with, any governmental entity on the part of Adaptec is required in connection with the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements.

         SECTION 3.5. Title to Assigned Assets. Adaptec owns all the Assigned Assets and has good and marketable title in and to all of the Assigned Assets, free and clear of all material Encumbrances whatsoever. Title to all the Assigned Assets is freely transferable from Adaptec to Chaparral free and



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clear of all material Encumbrances without obtaining the consent or approval of any person. Schedule 1 was prepared in the ordinary course, in a manner consistent with Adaptec's past practice and in accordance with Adaptec's business records.

         SECTION 3.6. No Restrictive Agreements. No Business Asset is bound or affected by any judgment, injunction, order, decree, contract, covenant or agreement that restricts or prohibits Adaptec (or would restrict Chaparral) from freely engaging in the ESS Business as now conducted.

         SECTION 3.7. Litigation. There is no claim, action, suit, arbitration, mediation, investigation or other proceeding of any nature pending or, to the best of Adaptec's knowledge, threatened, at law or in equity, by way of arbitration or before any court, governmental department, commission, board or agency that: (i) may adversely affect, contest or challenge Adaptec's authority, right or ability to transfer or convey any of the Business Assets to Chaparral hereunder or otherwise perform Adaptec's obligations under this Agreement or any of the Ancillary Agreements; (ii) challenges or contests Adaptec's right, title or ownership of any of the Business Assets or seeks to impose an Encumbrance on, or a transfer of title or ownership of, any Business Asset or (iii) asserts that any Business Asset, or any action taken by any employee, consultant or contractor of Adaptec with respect to any Business Asset, infringes or misappropriates any Intellectual Property Rights of any third party.

         SECTION 3.8. Intellectual Property Rights.

         (a) Ownership. Adaptec is the sole and exclusive owner or has the right to use the Business Assets pursuant to license, sublicense, agreement, or other valid permission, all intellectual property rights necessary for the manufacture and sale of the Products conducted.

         (b) No Infringement. To Adaptec's knowledge, the Products and, as and to the extent used in the development of or integrated or incorporated in or with the Products, the other Licensed Assets have not infringed or violated and currently do not infringe or violate upon, or misappropriate any copyright, mask work or trade secret, or any patent or other intellectual property rights (other than trademarks) of any third party, and no third party has asserted or threatened to assert against Adaptec any claim of infringement or misappropriation of any such rights. To Adaptec's knowledge, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any of the Intellectual Property Rights in any manner affecting the ESS Business.

         (c) Licenses. Adaptec has not granted to any third party any right to the Business Assets inconsistent with the rights granted to Chaparral hereunder.

         SECTION 3.9. Acquisition for Own Account. The Preferred Shares will be acquired for investment for Adaptec's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the 1933 Act, and Adaptec has no present intention of selling, granting any participation in, or otherwise distributing the same.

         SECTION 3.10. Investment Experience. Adaptec understands that the acquisition of the Preferred Shares involves substantial risk. Adaptec: (a) has experience as Adaptec in securities of companies in the development stage and acknowledges that Adaptec is able to fend for itself, can bear



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the economic risk of Adaptec's investment in the Preferred Shares and warrant and has such knowledge and experience in financial or business matters that Adaptec is capable of evaluating the merits and risks of this investment in the Preferred Shares and protecting its own interests in connection with this investment and/or (b) has a preexisting personal or business relationship with Chaparral and certain of its officers, directors or controlling persons of a nature and duration that enables Adaptec to be aware of the character, business acumen and financial circumstances of such persons.

         SECTION 3.11. Accredited Adaptec Status. Adaptec is an "accredited investor" within the meaning of Regulation D promulgated under the 1933 Act.

         SECTION 3.12. Restricted Securities. Adaptec understands that the Preferred Shares are characterized as "restricted securities" under the 1933 Act inasmuch as they are being acquired from Chaparral in a transaction not involving a public offering and that under the 1933 Act and applicable regulations thereunder such securities may be resold without registration under the 1933 Act only in certain limited circumstances. In this connection, Adaptec represents that Adaptec is familiar with Rule 144 of the U.S. Securities and Exchange Commission (the "SEC"), as presently in effect, and understands the resale limitations imposed thereby and by the 1933 Act. Adaptec understands that Chaparral is under no obligation to register any of the securities sold hereunder except as provided in Investors Rights Agreement. Adaptec understands that no public market now exists for any of the Preferred Shares and Conversion Shares (collectively, the "SECURITIES") and that it is uncertain whether a public market will ever exist for the Securities.

         SECTION 3.13. Further Limitations on Disposition. Without in any way limiting the representations set forth above, Adaptec further agrees not to make any disposition of all or any portion of the Securities unless and until:

         (a) there is then in effect a registration statement under the 1933 Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

         (b) Adaptec shall have notified Chaparral of the proposed disposition, shall have furnished Chaparral with a statement of the circumstances surrounding the proposed disposition, and, at the expense of Adaptec or its transferee, shall have furnished Chaparral with an opinion of counsel, reasonably satisfactory to Chaparral, that such disposition will not require registration of such securities under the 1933 Act.

         Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be required for any transfer of any Securities in compliance with SEC Rule 144 or Rule 144A.

         SECTION 3.14. Legends. It is understood that the certificates evidencing the Preferred Shares and Conversion Shares will bear the legends set forth below:

               (a) THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, As AMENDED (THE



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         "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE
         SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

         (b) Any legend required by the laws of the State of California, including any legend required by the California Department of Corporations and Sections 417 and 418 if the California Corporations Code or any other state securities laws, including a legend substantially in the form of the following on the certificates evidencing the Preferred Shares:

                  THE PREFERRED SHARES EVIDENCED BY THIS CERTIFICATE: (1) ARE CONVERTIBLE INTO SHARES OF COMMON STOCK OF CHAPARRAL AT THE OPTION OF THE HOLDER AT ANY TIME PRIOR TO AUTOMATIC CONVERSION THEREOF, AND (2) AUTOMATICALLY CONVERT INTO COMMON STOCK OF CHAPARRAL IN THE EVENT OF A PUBLIC OFFERING MEETING CERTAIN REQUIREMENTS OR UPON CERTAIN CONSENTS OF THE HOLDERS OF CHAPARRAL'S PREFERRED STOCK; ALL PURSUANT TO AND UPON THE TERMS AND CONDITIONS SPECIFIED IN CHAPARRAL'S CERTIFICATE OF INCORPORATION. A COPY OF SUCH CERTIFICATE OF INCORPORATION MAY BE OBTAINED, WITHOUT CHARGE, AT CHAPARRAL'S PRINCIPAL OFFICE.

         The legend set forth in (a) above shall be removed by Chaparral from any certificate evidencing Preferred Shares and Conversion Shares upon delivery to Chaparral of an opinion by counsel, reasonably satisfactory to Chaparral, that a registration statement under the 1933 Act is at that time in effect with respect to the legended security or that such security can be freely transferred in a public sale without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which Chaparral issued the Preferred Shares and Conversion Shares.

         SECTION 3.15. Brokers. Adaptec has not employed any broker, finder, investment banker or agent, incurred or agreed to pay any brokerage fee, finder's fee or commission with respect to the transactions contemplated by this Agreement, or dealt with anyone purporting to act in the capacity of a broker, finder, investment banker or agent with respect thereto.





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                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF CHAPARRAL

         Chaparral hereby represents and warrants to Adaptec that, except as set forth in Chaparral's Disclosure Letter, all of the following statements, representations and warranties are true, accurate and correct:

         SECTION 4.1. Organization and Good Standing. Chaparral is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction and is in good standing under the laws of its jurisdiction of incorporation and in each jurisdiction in which it conducts business. Chaparral has all requisite corporate power and authority to carry on its business as now conducted and to enter into this Agreement, the Ancillary Agreements and Chaparral Closing Documents and the transactions contemplated hereby and thereby.

         SECTION 4.2. Authorization and Validity. All corporate action on the part of Chaparral, necessary for the authorization, execution and delivery of this Agreement, the Ancillary Agreements and Chaparral Closing Documents, the performance of all obligations of Chaparral hereunder and thereunder, including the authorization, issuance, reservation for issuance and delivery of all of the Preferred Shares being sold under this Agreement, of the Conversion Shares, and the filing of the Restated Certificate, has been taken or will be taken prior to the Closing. This Agreement constitutes, and the other Ancillary Agreements and the Chaparral Closing Documents when executed and delivered, will constitute, valid and legally binding obligations of Chaparral, as applicable, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. The execution, delivery and performance by Chaparral of this Agreement and each of the Ancillary Agreements, as applicable, have been duly and validly approved by its Board of Directors and, if required, its stockholders.

         SECTION 4.3. No Conflict. The execution, delivery and performance of this Agreement, the Ancillary Agreements and the Chaparral Closing Documents by Chaparral and the consummation of the transactions contemplated hereby and thereby do not and will not (a) result in a violation or default in any material respect of any provision of Chaparral's charter documents or any judgment, order, writ or decree applicable to Chaparral, or (b) constitute a default (or event which with the giving of notice or lapse of time, or both, would become a breach, violation or default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material contract of Chaparral or (c) result in the creation of any material Encumbrance on any of Chaparral's assets.

         SECTION 4.4. Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental entity or third party on the part of Chaparral is required in connection with the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, except for such qualifications or filings under applicable securities laws of States of the United States as may be required in connection with the transactions contemplated by this Agreement. All such qualifications and filings will, in the case of



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qualifications, be effective on the Closing and will, in the case of filings, be made within the time prescribed by law.

         SECTION 4.5. Capitalization. The capitalization of Chaparral, as of the Closing, will consist of the following:

         (a) Preferred Stock. A total of 20,140,200 authorized shares of preferred stock, $0.001 par value per share (the "PREFERRED STOCK"), consisting of 14,600,000 shares designated as Series A Preferred Stock, of which 10,600,000 shares will be issued and outstanding and 5,540,200 shares designated as Series B Preferred Stock, all of which will be issued and outstanding. Upon the Closing, the rights, preferences and privileges of the Series A and Series B Preferred Stock will be as stated in the Restated Certificate and as provided by law.

         (b) Common Stock. A total of 52,000,000 authorized shares of common stock, $0.001 par value per share (the "COMMON STOCK"), of which 13,200,000 shares will be issued and outstanding.

         (c) Options, Warrants, Reserved Shares. Except for: (i) the conversion privileges of the Series A and Series B Preferred Stock and; (ii) the 16,250,000 shares of Common Stock reserved for issuance under Chaparral's Stock Option Plan under which options to purchase 4,240,000 shares will be outstanding, options to purchase 9,450,000 shares were issued and exercised prior to the Closing and
(iii) a warrant to purchase 100,000 shares of Common Stock issued to Grayson & Associates, there will be no outstanding option, warrant, right (including conversion or preemptive rights) or agreement for the purchase or acquisition from Chaparral of any shares of its capital stock or any securities convertible into or ultimately exchangeable or exercisable for any shares of Chaparral's capital stock. Except for rights of first refusal held by Chaparral to purchase shares of its stock issued under Chaparral's Stock Option Plan, no shares of Chaparral's outstanding capital stock, or stock issuable upon exercise or exchange of any outstanding options, warrants or rights, or other stock issuable by Chaparral, are subject to any preemptive rights, rights of first refusal or other rights to purchase such stock (whether in favor of Chaparral or any other person), pursuant to any agreement or commitment of Chaparral.

         (d) Outstanding Security Holders. Attached to this Agreement as
SCHEDULE 3 is a complete list of all outstanding stockholders, option holders, warrant holders, convertible note holders and other security holders of Chaparral as of the Closing.

         SECTION 4.6.  Valid Issuance of Stock.

         (a) The Preferred Shares, when issued and paid for as provided in this Agreement will be duly authorized and validly issued, fully paid and nonassessable. The Conversion Shares have been duly and validly reserved for issuance and, when issued upon conversion in accordance with the Restated Certificate (assuming no change in the Restated Certificate or in applicable law) will be duly authorized and validly issued, fully paid and nonassessable.




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


         (b) Based in part on the representations made by Adaptec in Section 4 hereof, the offer and sale of the Preferred Shares solely to Adaptec in accordance with this Agreement and (assuming no change in currently applicable law or the Restated Certificate, no transfer of Preferred Shares by an holder thereof and no commission or other remuneration is paid or given, directly or indirectly, for soliciting the issuance of Conversion Shares upon conversion of the Preferred Shares) the Conversion Shares are exempt from the registration and prospectus delivery requirements of the 1933 Act and the securities registration and qualification requirements of the currently effective provisions of the securities laws of the States of Colorado and California.

         (c) The outstanding shares of the capital stock of Chaparral are duly authorized and validly issued, fully paid and nonassessable, and have been approved by all requisite stockholder action. Such shares of such capital stock, and all outstanding options, warrants, convertible notes and other securities of Chaparral, have been issued in full compliance with the registration and prospectus delivery requirements of the 1933 Act or in compliance with applicable exemptions therefrom, the registration and qualification requirements of all applicable securities laws of states of the United States and all other provisions of applicable securities laws of States of the United States, including, without limitation, antifraud provisions.

         SECTION 4.7. Litigation. There is no action, suit, proceeding or investigation pending or currently threatened against Chaparral that questions the validity of this Agreement, the Ancillary Agreements or the Chaparral Closing Documents, or the right of Chaparral to enter into this Agreement, the Ancillary Agreements or the Chaparral Closing Documents or to consummate the transactions contemplated hereby or thereby.

         SECTION 4.8. Invention Assignment and Confidentiality Agreement. Each employee, officer, consultant and contractor of Chaparral has entered into and executed an Invention Assignment and Confidentiality Agreement in the form attached to this Agreement as EXHIBIT H or an employment or consulting agreement containing substantially similar terms.

         SECTION 4.9. Status of Proprietary Assets.

         (a) Ownership. Chaparral has full title and ownership of, or has license to, all patents, patent applications, trademarks, service marks, trade names, copyrights, moral rights, mask works, trade secrets, confidential and proprietary information, compositions of matter, formulas, designs, proprietary rights, know-how and processes (all of the foregoing collectively hereinafter referred to as the "PROPRIETARY ASSETS") necessary to enable it to carry on its business as now conducted and as presently proposed to be conducted, without any conflict with or infringement of the rights of others. To the best of Chaparral's knowledge, no third party has any ownership right, title, interest, claim in or lien on any of Chaparral's Proprietary Assets and Chaparral has taken, and in the future Chaparral will use its best efforts to take, all steps reasonably necessary to preserve its legal rights in, and the secrecy of, all its Proprietary Assets, except those for which disclosure is required for legitimate business or legal reasons.

         (b) Licenses; Other Agreements. Chaparral has not granted, and, to the best of Chaparral's knowledge, there are not outstanding, any options, licenses or agreements of any kind relating to any Proprietary Asset of Chaparral, nor is Chaparral bound by or a party to any option, license or agreement of any kind with respect to any of its Proprietary Assets. Chaparral is not obligated to pay any royalties or other payments to third parties with respect to the marketing, sale, distribution, manufacture, license or use of any Proprietary Asset or any other property or rights.

         (c) No Infringement. To the best of Chaparral's knowledge, Chaparral has not violated or infringed, and is not currently violating or infringing, and Chaparral has not received any communications alleging that Chaparral (or any of its employees or consultants) has violated or infringed or, by conducting its business as proposed, would violate or infringe, any Proprietary Asset of any other person or entity.

         (d) No Breach by Employee. Chaparral is not aware that any employee or consultant of Chaparral is obligated under any agreement (including licenses, covenants or commitments of any nature) or subject to any judgment, decree or order of any court or administrative agency, or any other restriction that would interfere with the use of his or her best efforts to carry out his or her duties for Chaparral or to promote the interests of Chaparral or that would conflict with Chaparral's business as proposed to be conducted. The carrying on of Chaparral's business by the employees and contractors of Chaparral and the conduct of Chaparral's business as presently proposed, will not, to the best of Chaparral's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees or contractors or Chaparral is now obligated. Chaparral does not believe it is or will be necessary to utilize any inventions of any employees of Chaparral (or persons Chaparral currently intends to hire) made prior to their employment by Chaparral. At no time during the conception of or reduction of any of Chaparral's Proprietary Assets to practice was any developer, inventor or other contributor to such patents operating under any grants from any governmental entity or agency or private source, performing research sponsored by any governmental entity or agency or private source or subject to any employment agreement or invention assignment or nondisclosure agreement or other obligation with any third party that could adversely affect Chaparral's rights in such Proprietary Assets.

         SECTION 4.10. Registration Rights. Except as provided in the Rights Agreement, Chaparral is not under any obligation to register under the 1933 Act any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities nor is Chaparral obligated to register or qualify any such securities under any state securities or blue sky laws.

         SECTION 4.11. Certificate of Incorporation; Bylaws. The Certificate of Incorporation and the Bylaws of Chaparral are in the form previously provided to Fenwick & West LLP, special counsel to Adaptec.

         SECTION 4.12. Minute Books. The minute books of Chaparral provided to special counsel to Adaptec contain a complete summary of all meetings, consents and actions of the board of directors and the stockholders of Chaparral since the time of its incorporation, accurately reflecting all transactions referred to in such minutes in all material respects.

         SECTION 4.13. Material Agreements.

         (a) List of Material Agreements. Attached to this Agreement as EXHIBIT I is a complete list of all agreements, contracts, leases, licenses, instruments and commitments (oral or written) to which Chaparral is a party or is bound that, individually or in the aggregate, are material to the business, properties, financial condition, results of operation, affairs or prospects of Chaparral ("MATERIAL AGREEMENTS"); provided that for purposes of this Section
4.13 only, no agreement under which the only remaining obligation of Chaparral is to make a payment of money in the amount of $10,000 or less will be deemed to be material to its business, properties, financial condition or results of operations if the failure to make such payment will not result in the loss by Chaparral of any rights that are material to the conduct of its business.

         (b) No Breach. Chaparral has not breached, nor does Chaparral have any knowledge of any claim or threat that Chaparral has breached, any term or condition of (i) any Material Agreement set forth in EXHIBIT I, or (ii) any other agreement, contract, lease, license, instrument or commitment that, individually or in the aggregate, would have a material adverse effect on the business, properties, financial condition, results of operations or affairs or prospects of Chaparral. Each Material Agreement set forth in EXHIBIT I is in full force and effect and, to Chaparral's knowledge, no other party to such Material Agreement is in default thereunder. Chaparral is not a party to any agreement that restricts its ability to market or sell any of its products (whether by territorial restriction or otherwise).

         SECTION 4.14. Financial Statements. Attached to this Agreement as EXHIBIT J is an unaudited balance sheet of Chaparral dated October 31, 1998 (the "BALANCE SHEET DATE") and an unaudited income statement of Chaparral for the period ended October 31, 1998 (all such financial statements being collectively referred to herein as the "FINANCIAL STATEMENTS"). The Financial Statements (a) are in accordance with the books and records of Chaparral, (b) are true, correct and complete and present fairly the financial condition of Chaparral at the date or dates therein indicated and the results of operations for the period or periods therein specified, and (c) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except, as to the unaudited financial statements, for the omission of notes thereto and normal year-end audit adjustments. Specifically, but not by way of limitation, the respective balance sheets of the Financial Statements disclose all of Chaparral's material debts, liabilities and obligations of any nature, whether due or to become due, as of their respective dates (including, without limitation, absolute liabilities, accrued liabilities, and contingent liabilities) to the extent such debts, liabilities and obligations are required to be disclosed in accordance with generally accepted accounting principles. Chaparral has good and marketable title to all assets set forth on the balance sheets of the Financial Statements, except for such assets as have been spent, sold or transferred in the ordinary course of business since their respective dates.

         SECTION 4.15. Certain Actions. Since the Balance Sheet Date, Chaparral has not: (a) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock;
(b) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $10,000 or in excess of $25,000 in the aggregate; (c) made any loans or advances to any person, other than ordinary advances for travel expenses;

(d) sold, exchanged or otherwise disposed of any material assets or rights other than the sale of inventory in the ordinary course of its business; or (e) entered into any transactions with any of its officers, directors or employees or any entity controlled by any of such individuals.

         SECTION 4.16. Activities Since Balance Sheet Date. Since the Balance Sheet Date, there has not been: (a) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results, prospects or business of Chaparral (as presently conducted and as presently proposed to be conducted);
(b) any waiver by Chaparral of a valuable right or of a material debt owed to it; (c) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by Chaparral, except such a satisfaction, discharge or payment made in the ordinary course of business that is not material to the assets, properties, financial condition, operating results or business of Chaparral; (d) any material change or amendment to a material contract or arrangement by which Chaparral or any of its assets or properties is bound or subject, except for changes or amendments which are expressly provided for or disclosed in this Agreement; (e) any material change in any compensation arrangement or agreement with any present or prospective employee, contractor or director not approved by Chaparral's board of directors; or (f) to Chaparral's knowledge, any other event or condition of any character which would materially and adversely affect the assets, properties, financial condition, operating results or business of Chaparral.

         SECTION 4.17. Title to Property and Assets. The Company owns its properties and assets free and clear of all material Encumbrances. With respect to the property and assets it leases, Chaparral is in compliance with such leases and, to the best of Chaparral's knowledge, Chaparral holds valid leasehold interests in such assets free of any material Encumbrances.

         SECTION 4.18. ERISA Plans. Chaparral does not have any Employee Pension Benefit Plan as defined in the Employee Retirement Income Security Act of 1974, as amended.

         SECTION 4.19. Insurance. Chaparral has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed.

         SECTION 4.20. Tax Returns and Payments. Chaparral has timely filed all tax returns and reports required by law and has never been audited by any state or federal taxing authority. All tax returns and reports of Chaparral are true and correct in all material respects. Chaparral has paid all taxes and other assessments due, except those, if any, currently being contested by it in good faith which are listed in the Chaparral Disclosure Schedule.

         SECTION 4.21. Labor Agreements and Actions. Chaparral is not bound by or subject to any contract, commitment or arrangement with any labor union, and to Chaparral's best knowledge, no labor union has requested, sought or attempted to represent any employees, representatives or agents of Chaparral. There is no strike or other labor dispute involving Chaparral pending nor, to Chaparral's best knowledge, threatened, nor is Chaparral aware of any labor organization activity involving its employees. Chaparral is not aware that any officer or employee intends to terminate their employment with Chaparral, nor does Chaparral have any present intention to terminate the employment of any of its officers or employees.

         SECTION 4.22. Interested Party Transactions. To the best knowledge of Chaparral, no officer or director of Chaparral or any affiliate or associate of any such person has had, either directly or indirectly, a material interest in:
(a) any person or entity which purchases from or sells, licenses or furnishes to Chaparral any goods, property, technology, intellectual or other property rights or services; or (b) any contract or agreement to which Chaparral is a party or by which it may be bound or affected.

         SECTION 4.23. Stock Restriction Agreements. Each person who, pursuant to any benefit, bonus or incentive plan of Chaparral, holds any currently outstanding shares of common stock or other securities of Chaparral or any option, warrant or right to acquire such shares or other securities, has entered into or is otherwise bound by, an agreement granting Chaparral (a) the right to repurchase the shares for the original purchase price, or to cancel the option, warrant or right, in the event the holder's employment or services with Chaparral terminate for any reason, subject to release of such repurchase or cancellation right on terms and conditions specified by the Board of Directors of Chaparral, and (b) a right of first refusal with respect to all such shares. The Company has furnished to special counsel to Adaptec true and complete copies of the forms of all such stock restriction agreements.

         SECTION 4.24. Tax Elections. The Company has not elected pursuant to the Internal Revenue Code, to be treated as an "S" corporation or a collapsible corporation, nor has it made any other elections pursuant to the Internal Revenue Code, other than elections which relate solely to matters of accounting, depreciation or amortization) which would have a material affect on Chaparral, its financial condition, its business as presently conducted or presently proposed to be conducted or any of its properties or material assets.

         SECTION 4.25. Qualified Small Business Stock. The Series B Stock sold hereunder constitutes "qualified small business stock" as defined in Section 1202(c) of the Internal Revenue Code.

         SECTION 4.26. Brokers. Chaparral, nor any of their affiliates has employed any broker, finder or agent, incurred or agreed to pay any brokerage fee, finder's fee or commission with respect to the transactions contemplated by this Agreement, or dealt with anyone purporting to act in the capacity of a broker, finder or agent with respect thereto.

         SECTION 4.27. Disclosure. This Agreement does not contain any untrue statement of a material fact and do not omit to state a material fact necessary to make the statements herein not misleading.

                                    ARTICLE V

                                    COVENANTS

         SECTION 5.1. Conduct of Business Prior to the Closing. Adaptec covenants and agrees that, between the date hereof and the Closing Date, it will:

         (a) not sell, transfer, assign, convey, license, move, relocate, encumber or otherwise dispose of any of the Business Assets;

         (b) use its commercially reasonable efforts to secure and preserve good and marketable title in Adaptec's name in and to all of the Business Assets, free of all material Encumbrances, and to cause the conditions to Closing set forth in Article VIII to be fulfilled as promptly as possible; and

         (c) terminate or cause to be released or expunged all Encumbrances on any Assigned Assets.

         (d) not engage in any activities or transactions which shall be outside the ordinary course of the ESS Business operations;

         (e) not increase the salaries or wages of any ESS Business employee;

         (f) use its commercially reasonable efforts to preserve the existing licenses, franchisees, rights and privileges pertinent to the Business Assets; and

         (g) use its best efforts to preserve intact the business organization of the ESS Business and to preserve its goodwill and relationships with its suppliers, customers, employees and others with whom it deals.

         SECTION 5.2. Consent of Third Parties. Adaptec shall use its commercially reasonable efforts to obtain the consent in writing of all persons, if any, necessary to permit Adaptec to assign and transfer all of the Business Assets to Chaparral, free and clear of all material Encumbrances.

         SECTION 5.3. Confidentiality.

         (a) Existing Agreement. The terms of the Mutual Confidential Disclosure Agreement dated as of January 21, 1998 (the "EXISTING CONFIDENTIALITY AGREEMENT") between Adaptec and Chaparral are hereby incorporated herein by reference and shall continue in full force and effect until the Closing Date, at which time the Existing Confidentiality Agreement shall terminate. If this Agreement is terminated prior to the Closing for any reason then the Existing Confidentiality Agreement shall continue in full force and effect.

         (b) Confidential Information. Excluding Acquired Confidential Information (as defined below), all copies of financial information, marketing and sales information, pricing, marketing plans, business plans, financial and business projections, manufacturing processes and procedures, formulae, methodologies, inventions, product designs, product specifications and drawings, and other confidential and/or proprietary information of a party (the "DISCLOSING PARTY") disclosed to the other party (the "NON-DISCLOSING PARTY") in the course of negotiating the transaction contemplated by this Agreement ("CONFIDENTIAL INFORMATION") will be held in confidence and not used or disclosed by Non-Disclosing Party or any of its employees, affiliates or stockholders for a period of three (3) years from the Closing Date and will be promptly destroyed by the Non-Disclosing Party or returned to the Disclosing Party, upon the Disclosing Party's written request to the Non-Disclosing Party. The Non-Disclosing Party's employees, affiliates and stockholders will not be given access to Confidential Information except on a "need to know" basis. It is agreed that Confidential Information will not include information that: (a) is proven to have been known to the Non-Disclosing Party prior to receipt of such information from the Disclosing; (b) is disclosed by a third party having the legal right to disclose such information and who owes no obligation of confidence to the Disclosing Party; (c) is now, or later becomes part of the general public knowledge or literature in the art, other than as a result of a breach of this Agreement by the Non-Disclosing Party; or (d) is independently developed by the Disclosing Party without the use of any Confidential Information.

         (c) Acquired Confidential Information. Except for marketing and sales information which has been publicly disseminated to Adaptec's prospective customers for the ESS Business prior to the Effective Date in the ordinary course of business consistent with past business practice, all copies of financial information, pricing, financial projections, customer lists, methodologies, inventions, software, know-how, product designs, product specifications and drawings, and other confidential and/or proprietary information which constitutes or is constituted in the Assigned Assets or the Licensed Assets (collectively, "ACQUIRED CONFIDENTIAL INFORMATION") will be maintained by Adaptec in confidence at all times after the Effective Date of this Agreement in the same manner and to the same extent that Adaptec, acting reasonably, maintains Adaptec's Confidential Information in confidence. At all times following the Closing, Adaptec will: (i) continue to hold all Acquired Confidential Information which constitutes or is constituted in Assigned Assets in strict confidence, (ii) will not use for itself or third parties any of Acquired Confidential Information which constitutes or is constituted in Assigned Assets to any third party, (iii) will not disclose to third parties any of Acquired Confidential Information which constitutes or is constituted in Assigned Assets to any third party, and (iv) upon Chaparral's request, promptly destroy or deliver to Chaparral any Acquired Confidential Information which constitutes or is constituted in Assigned Assets in Adaptec's possession or control; except that Adaptec may internally use the original copies of all Business Records solely to prepare and file Tax returns and prepare Adaptec's financial statements, and Adaptec may disclose any Acquired Confidential Information (except trade secrets) as may be required to comply with requests from all governmental agencies, including without limitation the SEC. It is agreed that Acquired Confidential Information will not include information that is now, or later becomes, part of the general public knowledge or literature in the art, other than as a result of a breach of this Agreement or the Existing Confidentiality Agreement by Adaptec.

         SECTION 5.4. Public Announcements. On and prior to the Closing Date, Chaparral and Adaptec shall advise and confer with each other prior to the issuance of any reports, statements or releases concerning this Agreement (including the exhibits hereto) and the transactions contemplated herein. Neither Chaparral nor Adaptec will make any public disclosure prior to the Closing or with respect to the Closing unless both parties agree on the text and timing of such public disclosure, except as required by law. Nothing contained in this Section shall prevent any party at any time from furnishing any information pursuant to the requirements of any governmental entity. In addition, nothing in this Section shall prevent Chaparral from disclosing the terms of this Agreement or the transactions contemplated hereby to any potential investor in Chaparral prior to the Closing, provided each such potential investor executes a customary nondisclosure agreement. Upon execution of this Agreement the parties shall issue a joint press release.

         SECTION 5.5. Books and Records. If, in order to properly prepare documents required to be filed with governmental authorities (including Tax authorities) or its financial statements, it is necessary that any party hereto or any successors be furnished with additional information relating to the Business Assets or the ESS Business, and such information is in the possession of any other party hereto, such party agrees to use its good faith efforts to promptly furnish such information to the party needing such information, at the cost and expense of the party being furnished such information. From and after the Effective Date and continuing beyond the Closing, Adaptec shall cooperate with Chaparral and provide to Chaparral at Chaparral's expense all financial information that may be required to enable Chaparral to comply with all applicable laws, rules and regulations, and any governmental filing requirements, with respect to reporting and reflecting the transactions contemplated by this Agreement and the Ancillary Agreements.

         SECTION 5.6. Regulatory and Other Authorizations; Consents. Each party hereto will use its reasonable best efforts to obtain all authorizations, consents, orders and approvals of all federal, state and local regulatory bodies and officials that may be or become necessary for the execution and delivery of, and the performance of its obligations pursuant to, this Agreement and the Ancillary Agreements and will cooperate fully with the other party in promptly seeking to obtain all such authorizations, consents, orders and approvals. The parties hereto will not take any action that will have the effect of delaying, impairing or impeding the receipt of any required approvals.

         SECTION 5.7. Tax Treatment Under Section 351. Each of the parties hereto shall treat the issuance of the Contribution Shares, the Series A Shares, the Option Shares and the Preferred Shares as transactions under Section 351 of the Internal Revenue Code for state and federal income tax purposes.

         SECTION 5.8. Further Actions. Each of the parties hereto shall, at its own expense, execute and deliver such documents and other papers and take such further actions as may be reasonably required to carry out the provisions of this Agreement and the Ancillary Agreements and to give effect to the transactions contemplated by this Agreement and the Ancillary Agreements.

         SECTION 5.9. Survival of Covenants. Each of the covenants set forth in Sections 5.3(b), 5.3(c), 5.4, 5.7 and 5.8 shall survive the Closing. The covenants set forth in Section 5.3(a) and 5.4 above shall survive the termination of this Agreement for any reason.

                                   ARTICLE VI

                                EMPLOYEE MATTERS

         SECTION 6.1. Employment of ESS Business Employees.

         (a) New Hires. SCHEDULE 4 contains a list of each former employee of Adaptec who had worked in, or provided services in connection with, the ESS Business that has been hired as an employee, or otherwise engaged to provide services to, Chaparral prior to the Effective Date (each an "NEW HIRE"). Chaparral shall not be obligated to offer employment to, or retain, any New Hire.

         (b) Chaparral Liability; Indemnity. Chaparral shall be liable for and obligated to pay and indemnify, and hold Adaptec and its affiliates harmless from, any and all expenses, contracts, agreements, commitments, obligations, claims, suits, and other liabilities of any nature whatsoever, whether known or unknown, accrued or not accrued, fixed or contingent, or arising hereafter, directly or indirectly, with respect to (i) the employment by Chaparral or termination of employment by Chaparral of any current or future employee or consultant of Chaparral or any of its affiliates, including without limitation, the employment or termination of a New Hire after the Closing Date, whether in connection with the transactions contemplated hereby or otherwise; (ii) any claims of discrimination under state or federal law provided such claims arise from the New Hire's employment or service with or termination by Chaparral;
(iii) any other claims or obligations arising out of the terms and conditions of employment of any person by Chaparral whether for salary, wages, bonuses, profit sharing, commissions, severance, vacation pay, sick pay or otherwise; (iv) any duties or obligations of Chaparral or administrators under any existing or future employee benefit plans or arrangements maintained by Chaparral with respect to its employees; or (v) any present or future obligations or liabilities of Chaparral to prior, existing or future employees of Chaparral. Except as otherwise set forth in this Section 6, Chaparral also shall be responsible for any liability for severance, termination or like payments to any New Hire that accrues or becomes payable during the period of such New Hire's employment or service with Adaptec or any affiliate of Adaptec or arise out of the termination of such person's employment with Adaptec or any affiliate of Adaptec, whether occurring prior to or following the Effective Date. Chaparral shall defend and indemnify Adaptec and hold Adaptec harmless from and against all liabilities to Adaptec to the extent that the same arise as a result of any New Hire's alleging that the acquisition of the Business Assets hereunder and the hiring (or nonhiring) of New Hires by Chaparral on the Closing Date constitutes a termination entitling such New Hire to severance or any similar benefit or right pursuant to a plan maintained by Adaptec or pursuant to applicable statutes.

         SECTION 6.2. Employment Taxes. Adaptec shall be responsible for any withholding or employment Taxes with respect to any New Hires which accrue or become payable during the period of such New Hire's employment or service with Adaptec or any affiliate of Adaptec or arise out of the termination of such person's employment with Adaptec or any affiliate of Adaptec. Adaptec shall be responsible for filing all employment Tax returns with respect to such New Hires attributable to periods of employment or service with Adaptec or any affiliate of Adaptec.

         SECTION 6.3. Termination of Employment. Adaptec agrees to comply with the provisions of any statute or regulation regarding termination of employment, plant closing or layoffs and to perform all obligations required by Adaptec with respect to the cessation of any operations of the ESS Business or any other business of Adaptec or reductions in workforce or the termination, re-assignment, re-location or change in position of any New Hire prior to, on or after the Effective Date. Adaptec shall indemnify and hold Chaparral harmless with respect to any liability under any applicable statute or regulation affecting termination of employment arising in connection with the transactions contemplated by this Agreement.

         SECTION 6.4. Employment Obligations Assumed by Adaptec. Adaptec shall be liable for and obligated to pay and indemnify and hold Chaparral and its affiliates harmless from any and all expenses, contracts, agreements, commitments, obligations, claims, suits, and other liabilities of any nature whatsoever, whether known or unknown, accrued or not accrued, fixed or contingent or arising hereafter, directly or indirectly, with respect to any claims of discrimination under federal, state or local law provided such claims arise from such New Hire's employment or service with or termination by Adaptec. Adaptec shall pay to all terminated New Hires, any liability for accrued vacation, sick leave or similar benefits with respect to such New Hires attributable to periods of employment or service with Adaptec, consistent with Adaptec's policies and applicable law, and shall make such payment within the statutory time period therefor.

         SECTION 6.5. Survivability. Each of the agreements and covenants set forth in this Article VI shall survive the Closing.

                                   ARTICLE VII

                                   TAX MATTERS

         SECTION 7.1. Transaction Taxes. Each party shall be responsible for one-half of any and all excise, value added, registration, stamp, property, documentary, transfer, sales, use and similar Taxes, levies, charges and fees (including all real estate transfer taxes) incurred, or that may be payable to any taxing authority, in connection with, the transactions contemplated by this Agreement (collectively, "TRANSACTION TAXES"). Each party shall defend, indemnify and hold the other party harmless against and in respect of any Transaction Taxes in excess of, one-half of the aggregate amount of Transaction Taxes.

         SECTION 7.2. Other Taxes. Adaptec is and shall remain solely responsible for all tax matters arising from or relating to the Business Assets and related businesses on or prior to the Closing Date ("PRE-CLOSING PERIOD"). Adaptec shall indemnify and hold harmless Chaparral from any liability for, or arising out of or based upon, or relating to any tax matter arising from the Business Assets and related businesses during the Pre-Closing Period. Chaparral shall be solely responsible for all tax matters arising from or relating to the Assigned Assets and related businesses beginning after the Closing Date ("POST-CLOSING PERIOD"). Chaparral shall indemnify and hold harmless Adaptec from any liability for, or arising out of or based upon, or relating to any tax matter arising from the Assigned Assets and related businesses during the Post-Closing Period. Adaptec and Chaparral shall cooperate concerning all tax matters relating to this division of responsibility, including, but not limited to, the filing of Tax returns and other governmental filings associated therewith. Each party shall be responsible for the payment of one-half of any and all Transaction Taxes.

                                  ARTICLE VIII

                            CONDITIONS TO THE CLOSING

         SECTION 8.1. Conditions to Obligations of Adaptec. The obligations of Adaptec to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

         (a) Accuracy of Representations and Warranties; Covenants. The representations and warranties of Chaparral contained in Article IV of this Agreement (as qualified by Chaparral's Disclosure Letter) shall be true and correct in all material respects as of the Closing, with the same force and effect as if made as of the Closing, other than such representations and warranties as are made as of another date, and all the covenants contained in this Agreement to be complied with by Chaparral on or before the Closing shall have been complied with in all material respects, and Adaptec shall have received a certificate of Chaparral signed by a duly authorized officer thereof certifying such compliance and that the condition specified in Section 8.1(h) has been satisfied.

         (b) No Order. No non-U.S. or United States federal, state or other governmental authority or other agency or commission or non-U.S. or United States federal, state or other court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order (whether temporary, preliminary or permanent) which is in effect and has the effect of making the transactions contemplated by this Agreement and/or the Ancillary Agreements illegal or otherwise restraining or prohibiting consummation of such transactions; provided, however that the parties hereto shall use their best efforts to have any such order or injunction vacated.

         (c) No Litigation. No suit, claim, cause of action, arbitration, mediation, investigation or other proceeding under which a third party or governmental entity is contesting, challenging or seeking to alter, enjoin or adversely affect the transfer of the Business Assets contemplated by this Agreement or any other transaction contemplated by this Agreement, will be pending or threatened.

         (d) Ancillary Agreements. Chaparral shall have executed and delivered counterparts of each of the Ancillary Agreements to which Chaparral, respectively, is a signatory and Chaparral shall have made all payments and performed all obligations required to be completed by each of them prior to or at the Closing under all of the Ancillary Agreements.

         (e) Issuance of Contribution Shares, Series A Shares and Option Shares. The Contribution Shares, Series A Shares and Option Shares shall have been issued.

         (f) Restated Certificate Effective. The Restated Certificate shall have been duly adopted by Chaparral by all necessary corporate action of its Board of Directors and stockholders, and shall have been duly filed with and accepted by the Secretary of State of the State of Delaware.

         (g) Securities Exemptions. The offer and sale of the Preferred Shares to Adaptec pursuant to this Agreement shall be exempt from the registration requirements of the 1933 Act, the qualification requirements of the California Corporate Securities Law of 1968, as amended (the "LAW") and the registration and/or qualification requirements of all other applicable state securities laws.

         (h) Opinion. Adaptec will have received favorable opinion of Chaparral's counsel, Wise & Shepard, with respect to each of the matters set forth in EXHIBIT K attached hereto.

         The various certificates, documents, opinions and schedules deliverable at Closing by or on behalf of Chaparral are referred to herein as the "CHAPARRAL CLOSING DOCUMENTS".

         SECTION 8.2. Conditions to Obligations of Chaparral. The obligations of Chaparral to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

         (a) Accuracy of Representations and Warranties; Covenants. The representations and warranties of Adaptec contained in Article III of this Agreement (as qualified by Adaptec's Disclosure Letter) shall be true and correct in all material respects as of the Closing, with the same force and effect as if made as of the Closing, other than such representations and warranties as are made as of another date, and all the covenants contained in this Agreement to be complied with by Adaptec on or before the Closing shall have been complied with in all material respects, and Chaparral shall have received a certificate of Adaptec, dated as of the Closing Date, to such effect signed by a duly authorized officer thereof.

         (b) Delivery. Chaparral and its legal counsel shall be satisfied that all Business Assets shall have been duly delivered by or for Adaptec to Chaparral as required by this Agreement. All software and tangible deliverables included in the Business Assets and all other Business Assets that can be delivered electronically, will have been delivered to Chaparral electronically to Chaparral's facilities at Longmont, Colorado, U.S.A. and all Business Assets that cannot be delivered electronically will have been delivered to Chaparral FOB at its Longmont, Colorado, facility or at another location specified by Chaparral, at Chaparral's option, and in such manner as Chaparral directs, in each case at Chaparral's cost and expense.

         (c) No Order. No federal, state or other governmental authority or other agency or commission or federal, state or other court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order (whether temporary, preliminary or permanent) which is in effect and has the effect of making the transactions contemplated by this Agreement and/or the Ancillary Agreements illegal or otherwise restraining or prohibiting consummation of such transactions; provided, however, that the parties hereto shall use their best efforts to have any such order or injunction vacated.

         (d) No Litigation. No suit, claim, cause of action, arbitration, mediation, investigation or other proceeding under which a third party or government entity is contesting, challenging or seeking to alter, enjoin or adversely affect the Business Assets or the transactions contemplated by this Agreement will be pending or threatened.

         (e) Ancillary Agreements. Adaptec shall have executed and delivered counterparts of each of the Ancillary Agreements not referenced in this Section
8.2 and provided all deliverables and performed all obligations required to be completed by Adaptec prior to or at the Closing under all of the Ancillary Agreements.

         (f) Proceedings and Documents Satisfactory. All proceedings, corporate or other, to be provided or undertaken by Adaptec in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to counsel to Chaparral.

         (g) Opinion. Chaparral will have received favorable opinion of Adaptec's counsel, Fenwick & West LLP, with respect to each of the matters set forth in EXHIBIT L attached hereto.

         (h) Restated Certificate Effective. The Restated Certificate shall have been duly adopted by Chaparral by all necessary corporate action of its Board of Directors and stockholders, and shall have been duly filed with and accepted by the Secretary of State of the State of Delaware.

         (i) Securities Exemptions. The offer and sale of the Preferred Shares to Adaptec pursuant to this Agreement shall be exempt from the registration requirements of the 1933 Act, the qualification requirements of the California Corporate Securities Law of 1968, as amended (the "LAW") and the registration and/or qualification requirements of all other applicable state securities laws.

         (j) Existing Notes. The originally executed Existing Notes shall have been delivered to Chaparral.

         (k) Financing Letter. The Financing Letter substantially in the form attached hereto as EXHIBIT M shall have been delivered to Chaparral.

         The various certificates, documents, opinions and schedules deliverable at Closing by or on behalf of Adaptec are referred to herein as the "ADAPTEC CLOSING DOCUMENTS".

                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

         SECTION 9.1. Termination. This Agreement may be terminated at any time prior to the Closing:

         (a) by the mutual written consent of Adaptec and Chaparral; or

         (b) by either Chaparral or Adaptec at any time prior to Closing, if the other commits a material breach of this Agreement that is not cured within ten
(10) days after written notice thereof, or

         (c) by either Adaptec or Chaparral, if the Closing shall not have occurred prior to November 20, 1998; provided, however, that the right to terminate this Agreement under this Section 9.1(c) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur prior to such date; or

         (d) by either Adaptec or Chaparral if there shall have been instituted, pending or threatened (and not withdrawn) any action or proceeding by any governmental authority or administrative agency before any governmental authority, administrative agency or court of competent jurisdiction, or there shall be in effect any judgment, decree or order of any governmental authority, administrative agency or court of competent jurisdiction, in either case, seeking to prevent consummation of any of the transactions contemplated by this Agreement or the Ancillary Agreements, or seeking to prohibit or limit Chaparral or any of its subsidiaries from exercising all material rights and privileges pertaining to the Business Assets or the ownership, use or operation by Chaparral or any of its subsidiaries of all or a material portion of the Business Assets.

         SECTION 9.2. Effect of Termination. In the event of termination of this Agreement as provided in Section 9.1, this Agreement shall forthwith become void (excepting only those provisions hereof that by their terms survive the termination of this Agreement) and there shall be no liability on the part of any party hereto; provided that nothing herein shall relieve either party from liability for any willful breach hereof.

         SECTION 9.3. Waiver. At any time prior to the Closing, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party to be bound thereby.

                                    ARTICLE X

                               DISPUTE RESOLUTION

         SECTION 10.1. Management Negotiation.

         (a) Chaparral and Adaptec shall attempt to resolve disputes between Chaparral and Adaptec arising out of or in connection with this Agreement through good faith negotiations as provided herein. The parties agree that disputes shall be fully discussed by representatives of Chaparral and Adaptec involved in the dispute in an attempt to achieve a prompt resolution of such dispute. In the event that such dispute shall not be promptly resolved by the mutual agreement of such representatives, the dispute shall be submitted to senior management representatives of Chaparral and Adaptec. Such senior management representatives of Chaparral and Adaptec shall meet and fully discuss such dispute in an attempt to achieve a prompt resolution of the dispute. If such dispute is not promptly resolved by the mutual agreement of such senior management representatives of Chaparral and Adaptec, Chaparral and Adaptec shall be free to exercise any of the remedies available to it (i) pursuant to the terms of this Agreement or (ii) otherwise at law or in equity.

         (b) Chaparral and Adaptec acknowledge that, from time to time, certain material disputes arising out of or in connection with this Agreement may objectively require immediate resolution. Accordingly, any such dispute may, at the option of either Chaparral or Adaptec, be processed through an abbreviated mediation process. Such abbreviated mediation process shall entail submitting any such dispute to the senior management representatives of each of Chaparral and Adaptec designated by each of Chaparral and Adaptec for a prompt and expeditious resolution. In the event that a prompt and expeditious resolution of such dispute is not achieved through the mutual agreement of such senior management representatives of Chaparral and Adaptec, Chaparral and Adaptec shall be free to exercise any of the remedies available to it (i) pursuant to the terms of this Agreement or (ii) otherwise at law or in equity.

         (c) Chaparral and Adaptec agree to act reasonably and in good faith in connection with all matters arising out of or in connection with this Agreement that are submitted to the mediation process set forth in this Article X.

         SECTION 10.2. Arbitration. Any disputes between Chaparral and Adaptec with respect to this Agreement shall be settled by binding, final arbitration in accordance with the commercial arbitration rules of the American Arbitration Association then in effect (the "AAA Rules"). Any arbitration proceeding shall be conducted in Santa Clara, California. The following arbitration provisions shall govern over any conflicting rules which may now or hereafter be contained in the AAA Rules. Any judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction over the subject matter thereof. The arbitrator shall have the authority to grant any equitable and legal remedies that would be available.

         (a) Any such arbitration shall be conducted before a single arbitrator who shall be compensated for his or her services at a rate to be determined by the parties or by the American Arbitration Association, but based upon reasonable hourly or daily consulting rates for the arbitrator in the event the parties are not able to agree upon his or her rate of compensation.

         (b) The AAA Rules for the selection of the arbitrator shall be followed.

         (c) Chaparral and Adaptec shall each advance fifty percent (50%) of the initial compensation to be paid to the arbitrator in any such arbitration and fifty percent (50%) of the costs of transcripts and other normal and regular expenses of the arbitration proceedings; provided, however, that the arbitrator shall have the discretion to grant to the prevailing party in any arbitration an award of attorneys' fees and costs, and all costs of arbitration.

         (d) The parties shall be entitled to conduct discovery proceedings in accordance with the provisions of the Federal Rules of Civil Procedure, subject to any limitation imposed by the arbitrator.

         (e) For any claim submitted to arbitration, the burden of proof shall be as it would be if the claim were litigated in a judicial proceedings.

         (f) Upon the conclusion of any arbitration proceeding hereunder, the arbitrator shall render findings of fact and conclusions of law and a written opinion setting forth the basis and reasons for any decision reached by him or her and shall deliver such documents to each party to this Agreement along with a signed copy of the award.

         (g) The arbitrator chosen in accordance with these provisions shall not have the power to alter, amend or otherwise affect the terms of these arbitration provisions or the provisions of this Agreement.

         (h) The parties acknowledge that, except as specifically provided in this Agreement, no other action need be taken by either party before proceeding directly in accordance with the provisions of this Section.

         (i) The arbitration provisions set forth in this Section 10.2 are intended by the parties to be exclusive for all purposes and applicable to each and every controversy, dispute and/or claim in any manner arising out of or relating to this Agreement, the meaning, application and/or interpretation of this Agreement, any breach hereof and/or any voluntary or involuntary termination of this Agreement with or without cause, including, without limitation, any such controversy, dispute and/or claim which, if pursued through any state or federal court or administrative agency, would arise at law, in equity and/or pursuant to statutory, regulatory and/or common law rules, regardless of whether any such dispute, controversy and/or claim would arise in and/or from contract, tort or any other legal and/or equitable theory or basis. Notwithstanding the foregoing, the parties shall at all times have and retain the full, complete and unrestricted right to seek injunctive relief for any breach or threatened breach of any term, provision or covenant of Section 5.5 of this Agreement. The prevailing party in any action instituted pursuant to this
Section 10.2(i), or in any appeal from any arbitration conducted pursuant to this Section 10.2, shall be entitled to recover from the other party its reasonable attorneys' fees and other expenses incurred in such litigation.

                                   ARTICLE XI

                               GENERAL PROVISIONS

         SECTION 11.1. Expenses. All costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

         SECTION 11.2. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by cable, by telecopy, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         (a)      if to Adaptec:

                           Adaptec, Inc.
                           691 South Milpitas Blvd.
                           Milpitas, CA  95035
                           Attention:  President and General Counsel
                           Telecopy:  (408) 957-7137

                           with a copy to:

                           Fenwick & West LLP
                           Two Palo Alto Square
                           Palo Alto, CA  94306
                           Attention:   Dennis R. DeBroeck, Esq.
                                        Timothy A. Covington, Esq.
                           Telecopy:    (650) 494-1417

         (b)      if to Chaparral:

                           Chaparral Technologies, Inc.
                           1951 S. Fordham Street
                           Longmont, Colorado  80503
                           Attention:   Gary L. Allison
                           Telecopy:    (304) 684-3201

                           with a copy to:

                           Wise & Shepard
                           3030 Hansen Way
                           Palo Alto, California  94304
                           Attention:   Amy L. Gibson, Esq.
                           Telecopy:    (650) 856-1344

         SECTION 11.3. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 11.4. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

         SECTION 11.5. Survival. The representation and warranties made herein shall survive until the one year anniversary of the Closing Date.

         SECTION 11.6. Entire Agreement. This Agreement, the Ancillary Agreements, the Existing Confidentiality Agreement and those certain letters and agreements executed by New Hires in September 1998 constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings with respect to the subject matter hereof, both written and oral. Upon the effectiveness of the Closing, the Existing Confidentiality Agreement shall terminate.

         SECTION 11.7. Assignment. This Agreement shall not be assigned by Chaparral or Adaptec without the prior written consent of the non-assigning party; provided, however, that either party may assign all or a portion of its rights and obligations hereunder to one or more wholly-owned subsidiaries or affiliates of such party. In addition, the foregoing will not be deemed to prohibit either party from assigning this Agreement in the event of a merger or acquisition of substantially all of such party's assets, other than to a present or future direct competitor of the non-assigning party. Subject to the foregoing, this Agreement will bind and inure to the benefit of each party's permitted successors and assigns.

         SECTION 11.8. No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity, including but not limited to any New Hire, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         SECTION 11.9. Amendment; Waiver. This Agreement may not be amended or modified except by an instrument in writing signed by Adaptec and Chaparral. Waiver of any term or condition of this Agreement shall only be effective if in writing and shall not be construed as a waiver of any subsequent breach or waiver of the same term or condition, or a waiver of any other term or condition of this Agreement.

         SECTION 11.10. Governing Law; Jurisdiction and Venue. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California applicable to contracts executed in and to be performed by residents of California within that State. Each party consents to submit to the jurisdiction of any federal or state court located in the State of California and agrees not to object to venue in the federal or state courts located in Santa Clara County, California.

         SECTION 11.11. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, Adaptec and Chaparral have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

"ADAPTEC"                               "CHAPARRAL"

ADAPTEC, INC.                           CHAPARRAL TECHNOLOGIES, INC.


By: /s/ Larry Boucher                   By: /s/ Michael J. Gluck
   --------------------------------        --------------------------------
Name: Larry Boucher                     Name: Michael J. Gluck
     ------------------------------          ------------------------------
Title: Chairman of the Board            Title: President and Chief
      -----------------------------            Operating Officer
                                              -----------------------------






                  [SIGNATURE PAGE TO ASSET TRANSFER AGREEMENT]

                             EXHIBITS AND SCHEDULES





EXHIBITS

Exhibit A         Contribution Agreement

Exhibit B         Bill of Sale

Exhibit C         Investor Rights Agreement

Exhibit D         License Agreement

Exhibit E         Manufacturing Agreement

Exhibit F         Occupancy Licenses

Exhibit G         Restated Certificate

Exhibit H         Invention Assignment and Confidentiality Agreement

Exhibit I         Chaparral Material Agreements

Exhibit J         Chaparral Financial Statements

Exhibit K         Opinion of Chaparral's Counsel

Exhibit L         Opinion of Adaptec's Counsel

Exhibit M         Financing Side Letter


SCHEDULES

Schedule 1        Tangible Assets and Inventory

Schedule 2        Products

Schedule 3        Chaparral Security Holders

Schedule 4        New Hires